EXHIBIT 11


                    NETWORK EQUIPMENT TECHNOLOGIES, INC.
         Computation of Primary and Fully Diluted Earnings Per Share
             (in thousands, except per share amounts - unaudited)


                                                                    Quarter Ended        Nine Months Ended
                                                                 Dec. 29,   Dec. 24,    Dec. 29,   Dec. 24,
                                                                   1996       1995        1996      1995
                                                                 --------   --------    --------   --------
Primary
     Earnings:
          Income before extraordinary gain                       $  6,620   $  8,215    $ 16,243   $ 22,085
          Extraordinary gain on repurchase of debentures              -          -           444        -
                                                                 --------   --------    --------   --------
              Net income                                         $  6,620   $  8,215    $ 16,687   $ 22,085
                                                                 --------   --------    --------   --------
                                                                 --------   --------    --------   --------

     Shares:
          Weighted average number of common shares
             outstanding                                           20,861     20,136      20,861     19,492
          Number of common equivalent shares assuming
             exercise of dilutive stock options                       547      1,063         576      1,095
                                                                 --------   --------    --------   --------
                                                                   21,408     21,199      21,437     20,587
                                                                 --------   --------    --------   --------
                                                                 --------   --------    --------   --------

     Primary earnings per share:
          Income before extraordinary gain                       $    .31   $    .39    $    .76   $   1.07
                                                                 --------   --------    --------   --------
                                                                 --------   --------    --------   --------
          Net income                                             $    .31   $    .39    $    .78   $   1.07
                                                                 --------   --------    --------   --------
                                                                 --------   --------    --------   --------

Fully Diluted
     Earnings:
          Income before extraordinary gain                       $  6,620   $  8,215    $ 16,243   $ 22,085
          Extraordinary gain on repurchase of debentures              -          -           444        -
                                                                 --------   --------    --------   --------
               Net income                                        $  6,620   $  8,215    $ 16,687   $ 22,085
                                                                 --------   --------    --------   --------
                                                                 --------   --------    --------   --------

     Shares:
          Weighted average number of common shares
             outstanding                                           20,861     20,136      20,861     19,492
          Number of common equivalent shares assuming
             exercise of dilutive stock options                       673      1,063         753      1,151
          Number of common equivalent shares assuming
             conversion of convertible securities (1)                 -          -           -          -
                                                                 --------   --------    --------   --------
                                                                   21,534     21,199      21,614     20,643
                                                                 --------   --------    --------   --------
                                                                 --------   --------    --------   --------

     Fully diluted earnings per share:
          Income before extraordinary gain                       $    .31   $    .39    $    .75   $   1.07
                                                                 --------   --------    --------   --------
                                                                 --------   --------    --------   --------
          Net income                                             $    .31   $    .39    $    .77   $   1.07
                                                                 --------   --------    --------   --------
                                                                 --------   --------    --------   --------


(1)	The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.

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